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EXHIBIT 27(h)(2)(ii)



                           ADDENDUM DATED MAY 1, 2000
                         TO FUND PARTICIPATION AGREEMENT

     WHEREAS, JANUS ASPEN SERIES (the "Trust"), and MINNESOTA LIFE INSURANCE COMPANY (the "Company"), entered into a Fund Participation Agreement, dated January 21, 2000.

     WHEREAS, the Company and the Trust now desire to modify the Agreement to set forth additional conditions the Company will comply with pursuant to Section 12(d)(1)(E) of the Investment Company Act of 1940 (the "1940 Act") for it to hold shares of any Janus Aspen Series portfolio (a "Portfolio") in one or more unregistered separate accounts which rely on an exemption from registration under 3(c)(1) or 3(c)(7) of this 1940 Act.

     1. The Company represents that either the Company or the principal underwriter of any unregistered separate account holding Portfolio shares is a broker or dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act.

     2. The Company will not hold any other investment security (as defined in Section 3 of the 1940 Act) in an unregistered separate account that holds shares of a Portfolio.

     3. The Company will seek instructions from holders of interests in an unregistered separate account holding Portfolio shares with regard to the voting of all proxies solicited in connection with a Portfolio and will vote those proxies only in accordance with those instruction, or the Company will vote Portfolio shares held in its unregistered separate accounts in the same proportion as the vote all of the Portfolio's other shareholders.

     4. The Company will not substitute another security for shares of a Portfolio held in an unregistered separate account unless the Securities and Exchange Commission approves the substitution in the manner provided in Section 26 of the 1940 Act.


MINNESOTA LIFE INSURANCE                    JANUS ASPEN SERIES
COMPANY


By:                                         By:
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Name:                                       Name:
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Title:                                      Title:
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                                            JANUS DISTRIBUTORS, INC.


                                            By:
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                                            Name:
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                                            Title:
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